Exhibit 10.13

HURON CONSULTING GROUP INC.

2002 EQUITY INCENTIVE PLAN

(Effective as of August 8, 2002)

HURON CONSULTING GROUP INC.

2002 EQUITY INCENTIVE PLAN

(Effective as of August 8, 2002)

1.	PURPOSE.

The Huron Consulting Group Inc. 2002 Equity Incentive Plan (the “Plan”) was established by Huron Consulting Group Inc. (the “Company”) effective as of August 8, 2002 to attract and retain persons eligible to participate in the Plan, to motivate Participants to achieve long-term Company goals and to further align Participants’ interests with those of the Company’s shareholders. No Award shall be granted hereunder on or after the date ten (10) years after the Effective Date. Certain terms used herein are defined as set forth in Section 14.

2.	ADMINISTRATION; ELIGIBILITY.

The Plan shall be administered by the Board or a Committee appointed by the Board. As used herein, the term “Administrator” means the Board or a Committee appointed by the Board to administer the Plan.

The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or any Subsidiary (including a plan or arrangement of a business entity, all or a portion of which is acquired by the Company or any Subsidiary). The provisions of Awards need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of the Plan:

(a)	to select the Eligible Individuals to whom Awards may from time to time be granted;

(b)	to determine whether and to what extent Equity Options, Equity Appreciation Rights, Equity Awards or any combination thereof are to be granted hereunder;

(c)	to determine the number of Shares to be covered by each Award granted hereunder;

(d)	to approve forms of agreement for use under the Plan;

(e)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or forfeiture waiver and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the Shares relating thereto, based on such factors or criteria as the Administrator shall determine);

(f)	subject to Section 14(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Equity Options;

(g)	to determine to what extent and under what circumstances amounts payable with respect to an Award shall be deferred;

(h)	to determine the Fair Market Value; and

(i)	to determine the type and amount of consideration to be received by the Company for any Equity Award issued under Section 6.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto), to supervise the administration of the Plan and to take all other actions necessary or advisable with respect to the interpretation or operation of the Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

No member of the Administrator (or a delegate of the Administrator), and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.

3.	SHARES SUBJECT TO PLAN.

Subject to adjustment as provided in this Section 3, the aggregate number of Shares that may be awarded or made subject to Awards under the Plan shall not exceed four million five hundred thousand (4,500,000) Shares.

To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and may be made subject to a new Award under the Plan.

In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, or other similar change in the structure or capitalization of Company, the Administrator may make, in its sole discretion, an appropriate adjustment to the (a) number and kind of Shares or other securities, cash or property that may be delivered under the Plan, (b) number and kind of Shares or other securities, cash or property subject to outstanding Awards, (c) exercise price of outstanding Equity Options and Equity Appreciation Rights and (d) other characteristics or terms of the Awards as the Administrator may determine appropriate to equitably reflect such transaction, change, or distribution.

4.	EQUITY OPTIONS.

Equity Options may be granted alone or in addition to other Awards granted under the Plan. Any Equity Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

The Administrator shall have the authority to grant any Participant Equity Options (with or without Equity Appreciation Rights).

Equity Options shall be evidenced by Award agreements or notices, in a form or forms approved by the Administrator. The grant of an Equity Option shall occur as of the date the Administrator determines.

Except as otherwise provided in the applicable Award agreement, Equity Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

(a)	Exercise Price. The exercise price per Share purchasable under an Equity Option shall be determined by the Administrator.

(b)	Option Term. The term of each Equity Option shall be fixed by the Administrator, but no Equity Option shall be exercisable more than ten (10) years after the date the Equity Option is granted.

(c)	Exercisability. Except as otherwise provided herein, Equity Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. If the Administrator provides that any Equity Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Equity Option.

(d)	Method of Exercise. Subject to the provisions of this Section 4, exercisable Equity Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company in form and substance acceptable to the Administrator specifying the number of Shares subject to the Equity Option to be purchased. The option price of any Equity Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept). No Shares shall be issued upon exercise of an Equity Option until full payment therefor has been made. The Equity Option may not be exercised unless the Participant agrees to be bound by such documents as the Administrator may require and makes such representations and warranties in form and substance acceptable to the Administrator. Upon exercise of an Equity Option (or a portion thereof), the Company shall have a reasonable time to issue the Shares for which the Equity Option has been exercised. No adjustment shall be made for cash distributions or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official records, except as otherwise provided by the Committee or in the applicable Award agreement. The Administrator may deny any method of exercise permitted hereunder if the Administrator determines, in its discretion, that such exercise could result in a violation of federal or state securities laws.

(e)	Transferability of Equity Options. Except as otherwise provided in the applicable Award agreement, an Equity Option shall not be transferable except by will or the laws of descent and distribution. An Equity Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable Award agreement and any person to whom the Equity Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable Award agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Equity Option was originally granted.

(f)	Termination by Death. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services terminates by reason of death, any Equity Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of death, or on such accelerated basis as the Administrator may determine, for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Option, whichever period is shorter.

(g)	Termination by Reason of Disability. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services terminates by reason of Disability, any Equity Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of six (6) months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Equity Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, an unexercised Equity Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Option, whichever period is shorter.

(h)	Termination by Reason of Retirement. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services terminates by reason of Retirement, any Equity Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Administrator may determine, for a period of three (3) months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Equity Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, any unexercised Equity Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Option, whichever period is shorter.

(i)	Other Termination. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services terminates for any reason other than death, Disability or Retirement, any Equity Option held by such Optionee shall thereupon terminate; provided, however, that, if such termination of employment or provision of services is involuntary on the part of the Optionee and without Cause, such Equity Option, to the extent then exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, may be exercised for the lesser of ninety (90) days from the date of such termination of employment or provision of services and the remainder of such Equity Option’s term, and provided, further, that if the Optionee dies within such period, any unexercised Equity Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Option, whichever period is shorter.

(j)	Participant Loans. The Administrator may in its discretion authorize the Company to:

(i)	lend to an Optionee an amount equal to such portion of the exercise price of an Equity Option as the Administrator may determine; or

(ii)	guarantee a loan obtained by an Optionee from a third-party for the purpose of tendering such exercise price.

The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the Optionee and any security interest thereunder, shall be determined by the Administrator, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of (i) the aggregate Fair Market Value on the date of exercise of the Shares to be purchased upon the exercise of the Equity Option, and (ii) the amount permitted under applicable law.

5.	EQUITY APPRECIATION RIGHTS.

Equity Appreciation Rights may be granted either on a stand-alone basis or in conjunction with all or part of any Equity Option granted under the Plan, either at or after the time of grant of such Equity Option. An Equity Appreciation Right shall terminate and no longer be exercisable as determined by the Administrator, or, if granted in conjunction with all or part of any Equity Option, upon the termination or exercise of the related Equity Option.

An Equity Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5, and, if granted in conjunction with all or part of any Equity Option, by surrendering the applicable portion of the related Equity Option in accordance with procedures established by the Administrator. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 5. Equity Options that have been so surrendered, if any, shall no longer be exercisable to the extent the related Equity Appreciation Rights have been exercised.

Except as otherwise provided in the applicable Award agreement, Equity Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator at the time of grant, including the following:

(a)	Exercisability. Equity Appreciation Rights granted on a stand-alone basis shall be exercisable only at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. Equity Appreciation Rights granted in conjunction with all or part of any Equity Option shall be exercisable only at the time or times and to the extent that the Equity Options to which they relate are exercisable in accordance with the provisions of Section 4 and this Section 5. If the Administrator provides that any Equity Appreciation Right is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Equity Appreciation Right.

(b)	Method of Exercise. Subject to the provisions of this Section 5, exercisable Equity Appreciation Rights may be exercised, in whole or in part, at any time during the term of the Equity Appreciation Right by giving written notice of exercise to the Company in form and substance acceptable to the Administrator specifying the number of Shares in respect of which the Equity Appreciation Right is to be exercised. Upon the exercise of an Equity Appreciation Right, a Participant shall be entitled to receive an amount in cash, Shares or both, which in the aggregate are equal in value to the excess of the Fair Market Value of one Share over (i) such value per Share as shall be determined by the Administrator as the time of grant (if the Equity Appreciation Right is granted on a stand-alone basis), or (ii) the exercise price per Share specified in the related Equity Option (if the Equity Appreciation Right is granted in conjunction with all or part of any Equity Option), multiplied by the number of Shares in respect of which the Equity Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment. If the Administrator determines that the form of payment may include Shares, no Shares shall be issued upon exercise of an Equity Appreciation Right unless the Participant agrees to be bound by such documents as the Administrator may require and makes such representations and warranties in form and substance acceptable to the Administrator. Upon exercise of an Equity Appreciation Right (or a portion thereof), the Company shall have a reasonable time to issue any Shares for which the Equity Appreciation Right has been exercised that the Administrator determines may be issued. No adjustments shall be made for cash distributions or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official records, except as otherwise provided by the Committee or in the applicable Award agreement. The Administrator may deny any method of exercise permitted hereunder if the Administrator determines, in its discretion, that such exercise could result in a violation of federal or state securities laws.

(c)	Transferability of Equity Appreciation Rights. An Equity Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons on the same basis as permitted in connection with Equity Options under Section 4(e).

(d)	Termination by Death. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services terminates by reason of death, any Equity Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of death, or on such accelerated basis as the Administrator may determine, for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter.

(e)	Termination by Reason of Disability. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services terminates by reason of Disability, any Equity Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of six (6) months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter; provided, however, that if the Participant dies within such period, an unexercised Equity Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter.

(f)	Termination by Reason of Retirement. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services terminates by reason of Retirement, any Equity Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Administrator may determine, for a period of three (3) months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter; provided, however, that if the Participant dies within such period, any unexercised Equity Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter.

(g)	Other Termination. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services terminates for any reason other than death, Disability or Retirement, any Equity Appreciation Right held by such Participant shall thereupon terminate; provided, however, that, if such termination of employment or provision of services is involuntary on the part of the Participant and without Cause, such Equity Appreciation Right, to the extent then exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, may be exercised for the lesser of 90 days from the date of such termination of employment or provision of services and the remainder of such Equity Appreciation Right’s term, and provided, further, that if the Participant dies within such period, any unexercised Equity Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter.

6.	EQUITY AWARDS OTHER THAN OPTIONS.

Equity Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Equity Awards may be issued that are fully and immediately vested upon issuance or that vest in one or more installments over the Participant’s continuing employment or other service to the Company, or any Subsidiary or upon the attainment of specified performance objectives, or the Company may issue Equity Awards that entitle the Participant to receive a specified number of vested Shares upon the attainment of one or more performance goals or service requirements established by the Administrator.

Shares issued pursuant to an Equity Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (that may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Shares covered by such Award.

An Equity Award may be issued in exchange for any consideration that the Administrator may deem appropriate in each individual instance, including, without limitation:

(a)	cash or cash equivalents;

(b)	past services rendered to the Company or any Subsidiary; or

(c)	future services to be rendered to the Company or any Subsidiary.

An Equity Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Shares” or “Restricted Share Units.”

7.	QUALIFIED CHANGE OF CONTROL PROVISIONS; EXTRAORDINARY TRANSACTIONS.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, except as explicitly provided otherwise in an Award agreement, in the event of a Qualified Change of Control:

(i)	Outstanding Awards shall be subject to any agreement that effects a Qualified Change of Control, which agreement may provide for:

(A)	the continuation of the outstanding Awards by the Company, if the Company survives the Qualified Change of Control;
(B)	the assumption of the outstanding Awards by the surviving entity or its parent or subsidiary;

(C)	the substitution by the surviving entity or its parent or subsidiary of similar awards for the outstanding Awards;

(D)	settlement of each Share subject to an outstanding exercisable and vested Award for the Qualified Change of Control Consideration (less, to the extent applicable, the per Share exercise price), or, if the per Share exercise price equals or exceeds the value of the Qualified Change of Control Consideration, the outstanding Award shall terminate and be canceled; or

(E)	termination of any unexercisable or unvested Awards.

(ii)	In the absence of a provision to the contrary contained in any agreement effecting such Qualified Change of Control, unless the Board determines otherwise, simultaneous with a Qualified Change of Control, (A) each Share subject to an outstanding exercisable and vested Award shall be settled for the Qualified Change of Control Consideration (less, to the extent applicable, the per Share exercise price), (B) if the per Share exercise price equals or exceeds the value of the Qualified Change of Control Consideration, the outstanding Award shall terminate and be canceled, and (C) any unexercisable or unvested Awards shall terminate and be canceled.

(iii)	Definition of Qualified Change of Control. For purposes of the Plan, a “Qualified Change of Control” means (A) any sale, transfer, issuance or redemption or series of related sales, transfers, issuances or redemptions within a period of six (6) months (or any combination thereof) of securities of the Company by the holders thereof or the Company that results in any person or entity or group of affiliated persons or entities (other than the holders of securities of the Company or such holder’s owners or any of their respective affiliates, including without limitation, Lake Capital and its affiliates) (on a fully diluted basis) as of immediately prior to any such transaction or series of related transactions) owning more than 50% of the outstanding Common Stock, other than pursuant to a Qualified Public Offering, (B) a sale of all or substantially all of the assets of the Company, (C) a Change of Control (as defined in the Operating Agreement) of HCG Holdings; provided that a Permitted Transfer (as defined in the Operating Agreement) shall in no event be deemed to constitute a Qualified Change of Control or (D) any other event designated by the Company’s Board as a Qualified Change of Control; provided in the case of clauses (A), (B) and (C) above, such transaction or series of transactions, shall only be a Qualified Change of Control if it is designated as such by the Company’s Board.

(b)	Qualified Change of Control Consideration. For purposes of the Plan, “Qualified Change of Control Consideration” means the net consideration (which may consist of any combination of cash or non-cash consideration) received on a per Share basis by a holder of Shares in connection with the Qualified Change of Control (as determined in the sole discretion of the Board). The Administrator shall determine the appropriate valuation of any non-cash consideration.

(c)	Extraordinary Transactions. Upon, or in anticipation of any Extraordinary

Transaction, as defined below, the Board or the board of directors or comparable authority of any entity assuming all or a portion of the obligations of the Company hereunder (the “Assuming Board”), shall have the right to temporarily suspend the right to exercise any Award to facilitate the Extraordinary Transaction, to provide for the continuation of all or a portion of the Awards granted under the Plan and to make equitable adjustments by such means as determined by the Board or the Assuming Board, as applicable, in its sole discretion, including, without limitation, for example, the (i) cancellation of all or a portion of any Award for a cash payment in an amount equal to the number of Shares subject to the canceled portion of the Award multiplied by the Fair Market Value of an Share, reduced in the case of an Equity Option or Equity Appreciation Right by the exercise price; (ii) substitution of all or a portion of an Award for a similar Award, (iii) conversion of all or a portion of the Shares subject to an Award into cash, other property or securities; (iv) removal of any or all restrictions and conditions on any Award; or (v) giving of written notice to any Participant that his or her Equity Option or Equity Appreciation Right will become immediately exercisable, notwithstanding any waiting period otherwise prescribed, and that any restrictions on any Restricted Shares will immediately lapse, and that the Equity Option or Equity Appreciation Right will be canceled if not exercised within a specified period of days of such notice.

(d)	An “Extraordinary Transaction” shall mean any of the following, in each case other than a Qualified Change of Control, (A) the direct or indirect sale or exchange in a single or series of related transactions within a period of six (6) months of Common Stock representing more than 30 percent of the voting power of the outstanding Common Stock; (B) a merger or consolidation to which the Company or any Subsidiary is a party; (C) the sale, exchange, or transfer of all or substantially all of the assets of the Company, any Subsidiary or a division; (D) a liquidation or dissolution of the Company or any Subsidiary; (E) any significant financing or capital restructuring transaction involving the Company or any Subsidiary or their assets; or (F) any other extraordinary transaction involving the Company or any Subsidiary.

8.	RESTRICTIVE COVENANTS

Except as explicitly provided otherwise in an Award agreement between the Company and a Participant, by accepting the Award and in consideration of the Award, the Participant shall be deemed to have agreed to and acknowledged the following:

(a)	Participant’s Acknowledgment. The Participant agrees and acknowledges that:

(i)	the Company is and will be engaged in the Business (as defined below) during the term of the Award and thereafter and the Company has a legitimate interest in protecting its goodwill, its relationships with major clients and other business partners and maintaining its trade secrets;

(ii)	the Participant will occupy a position of trust and confidence with the

Company and, during the Participant’s period of employment with the Company and the term of the Award, the Participant will become familiar with the Company’s trade secrets and with other proprietary and Confidential Information concerning the Company, and the Business; and

(iii)	the agreements and covenants contained in the Restrictive Covenants are essential to protect the Company and the goodwill of the Business.

The “Business” shall mean the business of providing diversified business consulting services. For purposes of the Restrictive Covenants, the term “Company” shall include the Company, any Subsidiary and any of the Company’s or a Subsidiary’s assignees, successors in interest and affiliates.

(b)	Non-Solicitation. Participant agrees that during the term of the Participant’s employment with the Company and during the term of the Award, and for two (2) years after the termination of the Award or, if later, the Participant’s Termination (the “Restricted Period”), the Participant will not (except on behalf of the Company), directly or indirectly, solicit business from (i) any person, firm, corporation or other entity on whose behalf the Company provided services or that is or was a customer or supplier of the Business during Participant’s employment with the Company, or from any successor in interest to any such person, firm, corporation or other entity, or (ii) any person, firm, corporation or other entity that is or was a prospective client or customer of the Business and to whom the Company sought to offer services with respect to the Business during the Participant’s employment with the Company, in any case for the purpose of securing business or contracts related to the Business

(c)	Confidential Information. During the Participant’s employment with the Company and thereafter, the Participant shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Section 8(c), “Confidential Information” shall mean any information relating to the business or affairs of the Company or the Business, including, without limitation, information relating to financial statements, customer identities, potential customers, employees, suppliers, potential acquisition targets, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with the Business; provided, however, that Confidential Information shall not include any information that is in the public domain or becomes known in the public domain through no wrongful act on the part of the Participant. The Participant agrees to deliver to the Company at the Participant’s Termination, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Business or the Company or other forms of Confidential Information which he may then possess or have under his control.

(d)	Interference with Relationships. During the Restricted Period, the Participant shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (i) without the prior written consent of the Company, hire, engage, recruit or solicit for employment or engagement, any person who is (or was within six (6) months of the date such employment, engagement or solicitation commences or occurs, as the case may be) employed or engaged by the Company, or otherwise seek to influence or alter any such person’s relationship with the Company, or (ii) solicit or encourage any present or future acquisition target, any current or prospective customer or supplier of the Company to terminate or otherwise alter his, her or its relationship with the Company.

(e)	Inventions and Patents. The Participant agrees that all inventions, innovations or improvements in the Company’s method of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his employment with the Company belong to the Company. The Participant will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

(f)	Other Businesses. As long as the Participant is employed by the Company, the Participant agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company or any corporation or partnership in which the Company has an equity interest; provided that nothing contained herein will prevent the Participant from engaging in business activities that do not result in the Participant spending a material portion of his business time monitoring such investment(s) and such businesses do not compete with the business of the Company or any corporation or partnership in which the Company has an equity interest.

(g)	Remedies. The Participant acknowledges and agrees that the covenants (including the time and scope limits) set forth in this Section 8 (collectively, the “Restrictive Covenants”) are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if the Participant breaches any of the terms of the Restrictive Covenants, and that in the event of the Participant’s actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. The Participant accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

(h)	Blue-Pencil. The Participant recognizes that the area, time and scope limitations set forth in the Restrictive Covenants are reasonable and are properly required for the protection of the Company’s legitimate interest in customer relationships, goodwill and trade secrets, and in the event that any such area, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Company and the Participant agree, and the Participant submits, to the reduction of any or all of said area, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances. If such partial enforcement is not possible, the provision shall be deemed severed, and the remaining provisions of this Section 8 shall remain in full force and effect. The Participant acknowledges that this Section 8 shall survive Participant’s Termination and the time periods under the Restrictive Covenants shall be tolled during the period of any breach.

9.	REPURCHASE OPTION

Except as explicitly provided otherwise in an Award agreement between the Company and a Participant, by accepting the Award and in consideration of the Award, the Participant shall be deemed to have agreed to and acknowledged the following:

(a)	Generally. Upon the Participant’s Termination or the Participant’s violation of any of the Restrictive Covenants, all Shares attributable to the Award (collectively, the “Available Securities”), whether held by Participant or one or more of Participant’s transferees (individually, a “Holder” and collectively, the “Holders”), shall be subject to repurchase by the Company pursuant to this Section 9 (the “Repurchase Option”).

(b)	Repurchase Price. The purchase price (the “Repurchase Price”) for each of the vested Available Securities shall be the Fair Market Value of a Share, as of the date of Termination, as determined by the Administrator; provided, however, that if the Participant’s service as an employee of the Company or any Subsidiary was terminated for Cause or the Participant violated any Restrictive Covenant, then the Repurchase Price for each of the vested Available Securities shall be the lesser of the Fair Market Value of a Share and the amount paid, if any, for each of the vested Available Securities. The Repurchase Price for any unvested Shares subject to an Award shall be the par value of such Shares.

(c)	Company’s Right to Purchase. The Company may (but shall not be obligated to) elect to purchase all or any portion of the Available Securities on the terms contained in this Section 9 by delivering written notice (the “Repurchase Notice”) to each Holder within one year after the later of the date of Termination or the date that the Company makes a determination that the Participant violated a Restrictive Covenant. The Repurchase Notice shall set forth the number and amount of Available Securities to be acquired from each Holder, the aggregate consideration to be paid for such securities and the time and place for the closing of such purchase.

(d)	Closing; Manner of Payment. The purchase of Available Securities pursuant to this Section 9 shall be consummated (the “Closing”) at the Company’s principal office at 10:00 a.m., local time, on the thirtieth (30th) day next following the date of delivery of the Repurchase Notice, or on such later day as designated by the Company, in its sole discretion, upon not less than ten days prior notice to each Holder of Available Securities to be purchased (the “Closing Date”). If said date is a Saturday, Sunday or legal holiday, the Closing shall occur at the same time and place on the next succeeding business day. The Company shall pay for the Available Securities to be purchased pursuant to the Repurchase Option in two equal installments, payable on the first and second anniversaries of the Closing Date, plus interest on the outstanding balance at the prime rate as publicly announced by The Northern Trust Company or its successor and in effect on Closing Date, compounded annually. The Company may, at any time in its discretion and without notice to any person, prepay all or any portion the outstanding balance and accrued interest without penalty against the Company or any other person. Notwithstanding the foregoing, the Company shall be entitled to offset from amounts due Participants hereunder an amount equal to all (or a portion) of any amounts then owed by the Participant to the Company or any Subsidiary. The Company shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Holders regarding such sale, to require any and each Holder’s signature to be guaranteed and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the purchase of the Available Securities.

(e)	Assignment of Right. The Company may assign its Repurchase Option for all or a portion of the Available Securities.

(f)	Extension of Repurchase Option. Notwithstanding anything to the contrary contained herein, all repurchases of the Available Securities by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of the Available Securities hereunder to which the Company is otherwise entitled, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

10.	RESTRICTIONS ON TRANSFER OF SHARES

Except as explicitly provided otherwise in an Award agreement to a Participant, by accepting the Award and in consideration of the Award, the Participant shall be deemed to have agreed to and acknowledged the following:

(a)	Retention of Participant Securities. Prior to the seventh anniversary of the date of a Holder’s (as defined in Section 9(a)) acquisition of any Available Securities (as defined in Section 9(a)), no Holder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) or enter into any agreement to sell, assign, transfer, pledge or dispose of (individually and collectively, a “Transfer”) any interest in any Available Securities, except pursuant to (i) the provisions of Sections 9 or 12 or (ii) the provisions of Section 10(d) below (collectively, “Exempt Transfers”).

(b)	Transfer of Participant Securities. On or following the seventh anniversary of the date of a Holder’s acquisition of any Available Securities, a Holder shall not make any Transfer of any Available Securities other than an Exempt Transfer, except subject to the first refusal rights of the Company pursuant to the provisions of this Section 10(b) and Section 10(c). At least ninety (90) days prior to making any proposed Transfer to a person other than the Company, a Holder shall deliver a written notice (the “Sale Notice”) to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed Transfer. Each Holder agrees not to consummate any such Transfer until ninety (90) days after the Sale Notice has been delivered to the Company, unless the parties to the Transfer have been finally determined pursuant to this Section 10 prior to the expiration of such ninety (90) day period (the date of the first to occur of such events is referred to herein as the “Authorization Date”); provided that in no event shall any Transfer of Available Securities for consideration pursuant to this Section 10 be made for any consideration other than United States dollars payable upon consummation of such Transfer or in installments over time.

(c)	First Refusal Rights. The Company may elect to purchase all of the Available Securities to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Holder within sixty (60) days after the receipt of the Sale Notice by the Company. The Company shall be given up to forty five (45) days to consummate the purchase and sale of Available Securities. In the event that the Company has not elected to purchase the Available Securities referred to in the relevant Sale Notice by delivery of a written notice of such election on or before the Authorization Date, the Holder may, during the sixty (60) day period immediately following the Authorization Date, subject to the provisions of this Section 10, Transfer the Available Securities specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice. Following such Transfer such shares shall continue to be subject to Section 10(c) and Section 12 hereof, and pursuant to such Transfer the Holder shall deliver to the Company an acknowledgment from such transferee of such transferee’s obligations hereunder. Any shares of Available Securities not transferred within such 60-day period will be subject to the provisions of this Section 10(c) upon subsequent Transfer.

(d)	Certain Permitted Transfers. The restrictions contained in this Section 10 shall not apply with respect to Transfers of Available Securities (i) pursuant to applicable laws of descent and distribution or (ii) among a Participant’s family group; provided that the restrictions contained in this Section 10 will continue to be applicable to the Available Securities after any such Transfer and the transferees of such Available Securities have agreed in writing to be bound by the provisions of this Plan prior to any such Transfer. A Participant’s “family group” means the Participant’s spouse and direct lineal descendants (whether natural or adopted) and any trust solely for the benefit of the Participant and/or the Participant’s spouse and/or direct lineal descendants. At least sixty (60) days prior to making any Transfer of Available Securities pursuant to this Section 10(d), a Participant will deliver a written notice (the “Transfer Notice”) to the Company. The Transfer Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed Transfer.

(e)	Pledges. Notwithstanding anything to the contrary herein contained, no Holder of Available Securities may pledge any such securities without the prior written consent of the Company given after the date hereof.

(f)	Assignment of Right. The Company may assign its rights under this Section 10 for all or a portion of the Available Securities.

(g)	Duration of Restrictions. The provisions of this Section 10 shall terminate upon the occurrence of a Qualified Public Offering.

11.	ADDITIONAL RESTRICTIONS ON TRANSFER.

(a)	Legend. The certificates representing the Available Securities owned by a Participant or the Participant’s family group will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.”

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE HURON CONSULTING GROUP INC. 2002 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE STOCKHOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. SUCH EQUITY INCENTIVE PLAN AND AWARD AGREEMENT PROVIDE, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS

CERTIFICATE AND THAT SUCH SECURITIES MAY BE SUBJECT TO PURCHASE BY THE COMPANY UPON THE OCCURRENCE OF CERTAIN EVENTS. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE OTHER THAN IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE EQUITY INCENTIVE PLAN AND THE AWARD AGREEMENT SHALL BE NULL AND VOID.”

(b)	Opinion of Counsel. No Holder of Available Securities may sell, Transfer or dispose of any Available Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such Transfer.

12.	SALE OF THE COMPANY.

(a)	The Sale. If the Board approves the sale of the Company to an independent third party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of greater than eighty percent (80%) of the outstanding capital stock of the Company) (an “Approved Sale”), the Holders of Available Securities will consent to and raise no objections to the Approved Sale, waive any appraisal or dissenters’ rights in respect of such Approved Sale, and take all other actions reasonably necessary or desirable to cause the consummation of such Approved Sale on the terms and conditions approved by the Board, including, without limitation (i) if the Approved Sale is structured as a sale of greater than eighty percent (80%) of the outstanding equity securities of the Company, the Holders of Available Securities will sell of their shares of Available Securities and rights to acquire shares of Available Securities on the terms and conditions approved by the Board, (ii) if the Approved Sale is structured as a merger or consolidation, the Holders of Available Securities will vote in favor thereof and will not exercise any appraisal or dissenters’ rights they may have under any applicable law and (iii) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Company, the Holders of Available Securities will vote in favor thereof and, if applicable, will vote in favor of the subsequent dissolution and liquidation of the Company. The Holders of Available Securities shall be severally obligated to join (on a basis not to exceed such Holder’s pro rata share of the proceeds from such Approved Sale) in any indemnification or other obligations to which the Board agrees in connection with such Approved Sale (other than any such obligations that relate specifically to a particular Holder of Available Securities, such as indemnification with respect to representations and warranties given by a Holder of Available Securities regarding such Holder’s title to an ownership of Available Securities, as to which obligations each such Holder shall be solely liable). For purposes of this Section 12, an “independent third party” is any person who does not own in excess of five percent (5%) of the capital stock of the Company on a fully diluted basis, who is not controlling, controlled by or under common control with any such five percent (5%) owner of the capital stock of the Company on a fully diluted basis and who is not the spouse, ancestor or descendant (by birth or adoption) of any such five percent (5%) owner of the capital stock of the Company on a fully diluted basis.

(b)	Conditions to Sellers’ Obligations. The obligations of the Holders of Available Securities with respect to an Approved Sale of the Company are subject to the satisfaction of the condition that upon consummation of the Approved Sale, all of the holders of the class of capital stock of the Company will receive the same form and amount of consideration per share of the capital stock of the Company, or if any holders of a class of capital stock of the Company are given an option as to the form and amount of consideration to be received, all holders of such class will be given the same option.

(c)	Rule 506 Purchaser Representative. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Holders of Available Securities will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 (or any similar rule then in effect) promulgated by the Securities Exchange Commission under the Securities Act) reasonably acceptable to the Company. If any Holder of Available Securities appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Holder of Available Securities declines to appoint the purchaser representative designated by the Company, such Holder will appoint another purchaser representative (reasonably acceptable to the Company), and such Holder will be responsible for the fees of the purchaser representative so appointed.

(d)	Duration of Restrictions. The provisions of this Section 12 shall terminate upon the earlier to occur of (i) an Approved Sale and (ii) a Qualified Public Offering.

13.	EFFECT ON TERMINATION. The provisions contained in Sections 8, 9, 10, 11, 12 and 14 and this Section 13 shall remain in full force and effect after the expiration of the Award and after the Participant’s Termination.

14.	MISCELLANEOUS.

(a)	Amendment. The Board may amend, alter, or discontinue the Plan at any time and may amend any Award theretofore granted, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or any Subsidiary, or (ii) made to permit the Company or any Subsidiary a deduction under the Code. No such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Shares (or equity interests into which the Shares have been converted) are listed.

(b)	Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(c)	General Provisions.

(i)	The Administrator may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for Shares or other securities delivered under the Plan shall be subject to such transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Shares (or equity interests into which the Shares have been converted) are then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii)	Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(iii)	The adoption of the Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any employee, consultant or advisor at any time.

(iv)	No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld or accounted for with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements having been made and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Shares.

(v)	The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(vi)	Any amounts owed to the Company or any Subsidiary by the Participant of whatever nature may be offset by the Company from the value of any Shares, cash or other thing of value under this Plan, and no Shares, cash or other thing of value under this Plan shall be transferred unless and until all disputes between the Company any Subsidiary and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and any Subsidiary.

(vii)	The grant of an Award shall in no way affect the right of the Company or any Subsidiary to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(viii)	If any payment or right accruing to a Participant under this Plan (without the application of this Section 14(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or any Subsidiary (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or any Subsidiary that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose.

(ix)	To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(x)	The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi)	If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii)	This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(xiii)	This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

(xiv)	In the event there is an effective registration statement under the Securities Act pursuant to which any Common Stock (or equity interests into which the Shares have been converted) shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of Shares received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award.

(xv)	Neither the Company any Subsidiary, or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Subsidiary at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Shares or an Award from such holder in accordance with the terms hereof.

(xvi)	This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).

15.	DEFERRAL OF AWARDS.

The Administrator (in its sole discretion) may permit a Participant to:

(a)	have cash that otherwise would be paid to such Participant as a result of the exercise of an Equity Appreciation Right or the settlement of an Equity Award credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company’s books;

(b)	have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Equity Option or an Equity Appreciation Right converted into an equal number of Share units; or

(c)	have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Equity Option or Equity Appreciation Right or the settlement of an Equity Award converted into amounts credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of the Shares as of the date on which they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 15 maybe credited with interest or other forms of investment return, as determined by the Administrator. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of awards is permitted or required, the Administrator (in its sole discretion) may establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 15.

16.	DEFINITIONS.

For purposes of this Plan, the following terms are defined as set forth below:

(a)	“Award” means an Equity Appreciation Right, Equity Option or Equity Award.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Cause” means (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s duties as an employee or director of, or consultant or advisor to the Company or any Subsidiary, (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect, or (iv) the Participant’s engagement in misconduct which is materially injurious to the Company or any Subsidiary. Notwithstanding the foregoing, if the Participant and the Company or any Subsidiary have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)	“Commission” means the Securities and Exchange Commission or any successor agency.

(f)	“Common Stock” means the Class A and Class B common stock of the Company, par value .01 per share.

(g)	“Company” means Huron Consulting Group Inc., a Delaware corporation.

(h)	“Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or any Subsidiary, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or any Subsidiary, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or any Subsidiary; provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or any Subsidiary have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(i)	“Effective Date” means August 8, 2002.

(j)	“Eligible Individual” means any officer or employee of the Company or any Subsidiary, any member of the Company’s or any Subsidiary’s Board of Directors or comparable governing body, or any consultant or advisor providing services to the Company or any Subsidiary.

(k)	“Equity Appreciation Right” means a right granted under Section 5.

(l)	“Equity Award” means an Award, other than an Equity Option or Equity Appreciation Right, made in Shares or denominated in Shares.

(m)	“Equity Option” means an option granted under Section 4.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)	“Fair Market Value” means, as of any given date, the fair market value of the Shares as determined by the Administrator in its sole discretion or under procedures established by the Administrator, whose determination shall be conclusive and binding.

(p)	“HCG Holdings” means HCG Holdings LLC, a Delaware limited liability company.

(q)	“Operating Agreement” means that certain Amended and Restated Operating Agreement of HCG Holdings, dated as of July 9, 2002.

(r)	“Optionee” means a person who holds an Equity Option.

(s)	“Participant” means a person granted an Award.

(t)	“Qualified Public Offering” means the closing of a public offering pursuant to a registration statement declared effective under the Securities Act, covering the offer and sale of any Common Stock of the Company that is designated as a Qualified Public Offering by the Board.

(u)	“Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom an Equity Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(v)	“Retirement” means retirement from active employment under a pension plan of the Company or any Subsidiary, or under an employment contract with any of them, or termination of employment or provision of services at or after age 55 under circumstances which the Administrator, in its sole discretion, deems equivalent to retirement.

(w)	“Securities Act” means the Securities Act of 1933, as amended.

(x)	“Share” means Class B common stock, par value .01 per share, of the Company.

(y)	“Subsidiary” means any person or entity during any period in which more than 50 percent of the ordinary voting power or equity interests of such person or entity are owned or controlled, directly or indirectly, by the Company.

(z)	“Termination” means the termination of services as an employee of Company and any Subsidiary for any reason.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

EQUITY OPTION AGREEMENT

THIS EQUITY OPTION AGREEMENT (this “Agreement”) dated as of                      (“Grant Date”) and effective as of                 , is among Huron Consulting Group Inc., a Delaware corporation (the “Company”), Huron Consulting Group LLC, a Delaware limited liability company (“Huron” for purposes of Section 8 and the last sentence of Section 9 hereof) and                          (the “Participant”), relating to options granted under the Huron Consulting Group Inc. 2002 Equity Incentive Plan (the “Plan”). Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1.	Grant of Equity Option, Equity Option Price and Term.

(a) The Company grants to the Participant an Equity Option to purchase              Shares, at a price of $             per Share, subject to the provisions of the Plan and the terms and conditions herein.

(b) The term of this Equity Option shall be a period of ten (10) years from the Grant Date (the “Option Period”). During the Option Period, the Equity Option shall be exercisable as of the date set forth below according to the percentage set forth opposite such date:

Date	Cumulative Percentage Exercisable
1 year following the Effective Date	25%
2 years following the Effective Date	50%
3 years following the Effective Date	75%
4 years following the Effective Date	100%

For the purposes of this Section 1(b), “Effective Date” shall have the meaning given such term in the Senior Management Agreement (as defined below).

(c) The Company shall not be required to issue any fractional Shares pursuant to this Equity Option.

(d) In further consideration of the Equity Option granted hereunder, the Participant reaffirms his obligations under the restrictive covenants set forth in Section 7 of the Senior Management Agreement. With respect to the Participant, each reference to “Restrictive Covenants” in the Plan shall be deemed to be a reference to the restrictive covenants set forth in Section 7 of the Senior Management Agreement and Section 9 of this Agreement, and not to the restrictive covenants set forth in Section 8 of the Plan.

2. Exercise. After the Equity Option becomes exercisable, the Equity Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Administrator, which notice shall specify the number of Shares to be purchased and the aggregate exercise price for such Shares, together with payment in full of such aggregate exercise price. Payment shall only be made as specified in the Plan. For all purposes of this Agreement, the date of the exercise of the Equity Option shall be the date upon which there is compliance with all such requirements.

3. Accelerated Vesting. Notwithstanding anything to the contrary contained herein or in the Plan, vesting of the Equity Options shall accelerate as follows:

(a) Immediately prior to a Qualified Change of Control, with respect to any Equity Options that are not then exercisable and vested, the vesting of the Participant’s unvested Equity Options shall accelerate, if necessary, so that no less than fifty percent (50%) of the Participant’s Equity Options granted pursuant to this Agreement shall be vested and exercisable (provided, for the avoidance of doubt, any portion of an Award that may have already vested as of the date such Qualified Change of Control is determined to have occurred shall be included in determining the amount of the Participant’s vested Equity Options).

(b) Immediately prior to a Qualified Public Offering, with respect to any Equity Options that are not then exercisable and vested, the vesting of the Participant’s unvested Equity Options shall fully accelerate such that all of the Participant’s Equity Options shall be vested and exercisable.

(c) Upon termination of the Participant’s employment, any Shares then owned by Executive due to the exercise of Equity Options shall be subject to repurchase by the Company in accordance with the provisions of Section 9 of the Plan.

4. Payment of Withholding Taxes. If the Company, or any other Subsidiary is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Equity Option, the Participant shall be required to pay such amount to the Company prior to delivery of Shares. The Participant acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant of the Equity Option and its exercise. The Participant shall not have Shares withheld to satisfy withholding tax obligations that are an amount in excess of the Company’s minimum required tax withholding.

5. Changes in Company’s Capital Structure. The existence of an Equity Option will not affect in any way the right or authority of the Company to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company’s capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference equity interests ahead of or affecting the Shares or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of the Company’s assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise. In the event of a Qualified Change of Control or other restructuring provided for in the Plan, the Participant shall have such rights, and the Administrator shall take such actions, as are provided for in the Plan.

6. Plan. The Equity Option is granted pursuant to the Plan, and the Equity Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.

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7. Employment Rights. No provision of this Equity Option Agreement or of the Equity Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any Subsidiary, create any inference as to the length of employment of the Participant, affect the right of the Company or any Subsidiary to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Subsidiary.

8. Senior Management Agreement. The Company, Huron and the Participant hereby agree that the grant of an Equity Option evidenced hereby is made in lieu of and in full satisfaction of the provisions of Section 3 of the Senior Management Agreement entered into between Huron and the Participant prior to the date hereof (the “Senior Management Agreement”). The Company, Huron and the Participant hereby agree that the provisions set forth in Section 3 hereof override and supercede the provisions set forth in Section 4 of the Senior Management Agreement. For the avoidance of doubt, the Company, Huron and the Participant hereby agree that the provisions of Section 4 of the Senior Management Agreement are no longer of any effect.

9. Inventions and Patents. In consideration of the grant of this Equity Option, the Participant agrees that all inventions, innovations or improvements in the Company’s or any Subsidiary’s method of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his employment with the Company or any Subsidiary belong to the Company and its Subsidiaries. The Participant will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

10. Governing Law. Except as provided in the next sentence, this Equity Option Agreement and the Equity Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law). Section 8 of this Agreement only shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.

11. Arbitration. Any controversy or claim arising out of or related to (A) the Plan, (B) this Agreement, (C) the breach of the Plan or this Agreement, (D) a Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment or (E) Employment Discrimination, shall be settled by arbitration in Chicago, Illinois before a single arbitrator administered by the American Arbitration Association (“AAA”) under its National Rules for the Resolution of Employment Disputes, effective as of January 1, 2001 (the “Employment Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, Rule 36 of the AAA’s Commercial Arbitration Rules effective as of September 1, 2000 (instead of Rule 27 of the Employment Rules) shall apply to interim measures. References herein to any arbitration rule(s) shall be construed as referring to such rule(s) as amended or renumbered from time to time and to any successor rules. References to the AAA include any successor organization.

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“Employment Discrimination” means any discrimination against or harassment of a Participant in connection with the Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment, including any discrimination or harassment prohibited under federal, state or local statute or other applicable law, including the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans with Disability Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any similar federal, state or local statute.

12. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

13. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company or Huron, at the address provided below, and the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

To the Company:	Huron Consulting Group Inc. c/o Lake Capital Management LLC 676 North Michigan Avenue Suite 3900 Chicago, Illinois 60611 Attn: Joseph P. Karczewski

To Huron:	Huron Consulting Group LLC 550 W. Van Buren Street Suite 800 Chicago, Illinois 60607 Attn: Human Resources Director

14. Complete Agreement. This Agreement, those documents expressly referred to herein, the Plan and the Senior Management Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and Huron have caused this Equity Option Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

HURON CONSULTING GROUP INC.

By:	Kathleen M. Johnston
Its:	Vice President

HURON CONSULTING GROUP LLC For purposes of Section 8 and the last sentence of Section 9 hereof

By:	Kathleen M. Johnston
Its:	Vice President

PARTICIPANT:

Name

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